UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. ( )

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ADVANCED SERIES TRUST
(Name of Registrant As Specified In Its Charter)

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ADVANCED SERIES TRUST

AST Goldman Sachs Large-Cap Value Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

June __, 2011

To the Contract Owners:
On December 15-16, 2010, at a regular meeting of the Board of Trustees of Advanced Series Trust (AST), the Trustees approved a new subadvisory agreement and a name change for the AST AllianceBernstein Growth and Income Portfolio. Effective April 29, 2011, Goldman Sachs Asset Management, L.P. (GSAM) became the new subadviser and the name of the AST AllianceBernstein Growth and Income Portfolio was changed to the AST Goldman Sachs Large-Cap Value Portfolio (the Portfolio).
AST Investment Services, Inc. (ASTI) and Prudential Investments LLC (PI), as the investment managers of AST, have: (i) entered into a new subadvisory agreement with GSAM relating to the Portfolio and (ii) terminated the subadvisory agreement with AllianceBernstein L.P. (AllianceBernstein) relating to the Portfolio. The investment management agreement relating to the Portfolio will not change as a result of GSAM’s replacement of AllianceBernstein as a subadviser for the Portfolio.

This information statement describes the circumstances surrounding the Trustees' approval of the new subadvisory agreement and provides you with an overview of its terms. PI and ASTI will continue as AST’s investment managers. This information statement does not require any action by you. It is provided to inform you about the new subadvisory agreement.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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ADVANCED SERIES TRUST

AST Goldman Sachs Large-Cap Core Value Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

June __, 2011

This information statement is being furnished in lieu of a proxy statement to contract owners investing in the AST Goldman Sachs Large-Cap Value Portfolio (the Portfolio) (formerly the AST AllianceBernstein Growth and Income Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued to the Trust by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits the Trust's investment managers to hire new subadvisers that are not affiliated with the investment managers, to terminate subadvisory agreements, and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.
AST is a management investment company registered under the Investment Company Act of 1940 (the 1940 Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.
The Trustees of AST are collectively referred to herein as the "Board" or "Trustees." The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102. AST Investment Services, Inc. (ASTI) and Prudential Investments LLC (PI and, together with ASTI, the Managers) serve as the investment managers of AST.
At a meeting of the Board held on December 15-16, 2010, the Board unanimously approved: (i) a new subadvisory agreement between the Managers and Goldman Sachs Asset Management L.P. (GSAM) with respect to the Portfolio (the Subadvisory Agreement) and (ii) the termination of the subadvisory agreement between the Managers and AllianceBernstein L.P. (AllianceBernstein) with respect to the Portfolio. This new Subadvisory Agreement became effective as of April 11, 2011. GSAM officially took over the Portfolio at the close of business on April 29, 2011.
GSAM is currently the sole subadviser for the Portfolio.

The Trust is providing this information statement to contract owners who had contract account value invested in the Portfolio as of the close of business on April 29, 2011. The Managers or their affiliates will pay for the costs associated with preparing and distributing this information statement to contract owners. This information statement will be mailed on or about June __, 2010.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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NEW SUBADVISORY AGREEMENT
At a December 15-16, 2010, in-person meeting of the Board, at which all of the Trustees were in attendance, including all of the Trustees who are not “interested” persons of the Trust as that term is defined in the 1940 Act (the Independent Trustees), the Board considered a new Subadvisory Agreement with GSAM for the Portfolio. Before approving the agreement, the Trustees reviewed investment performance and organizational materials regarding GSAM and its proposed portfolio management team and received a formal presentation from the Managers.

The new subadvisory agreement between the Managers and GSAM is attached as Exhibit A to this Information Statement.

Information on the management of GSAM and other funds managed by them is set forth in Exhibit B to this Information Statement.

Board Consideration of Subadvisory Agreement:
At the meeting, the Board received and considered a presentation by the Managers that detailed the reasons why they recommended that the Board appoint a new subadviser for the Portfolio. PI recommended that the Board approve a new agreement with GSAM to assume responsibility for managing the Portfolio in replacement of the Portfolio’s then-current subadviser, AllianceBernstein. In approving the agreement, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the factors they deemed relevant, including the nature, quality and extent of services provided, the performance of the Portfolio, the profitability of PI and its affiliates, expenses and fees, and the potential for economies of scale that may be shared with the Portfolio and its shareholders.

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Portfolio by AllianceBernstein under the current subadvisory agreement and those that would be provided by GSAM under the new Subadvisory Agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that AllianceBernstein and GSAM were each required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations.
With respect to the quality of services, the Board considered, among other things, the background and experience of the GSAM management team. The Board met with representatives from GSAM and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to GSAM. The Board noted that it received a favorable report from the Trust’s Chief Compliance Officer regarding GSAM’s compliance policies and procedures.
The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by GSAM and that there was a reasonable basis on which to conclude that the Portfolio would benefit from the subadvisory services to be provided by GSAM under the new subadvisory agreement.

Performance

The Board received and considered information regarding the performance of other accounts managed by GSAM utilizing investment strategies similar to those proposed for the Portfolio. The Board concluded that it was satisfied with the performance record of GSAM in the proposed strategy.

Investment Subadvisory Fee Rates

The Board considered the proposed subadvisory fee rates payable by the Manager to GSAM under the proposed new subadvisory agreement. Based on the recent asset levels for the Portfolio, the Board noted that the effective subadvisory fee rate to be paid to GSAM under the proposed subadvisory arrangements is lower than the effective subadvisory fees rate paid to AllianceBernstein under the current subadvisory arrangements. The Board also noted that the Manager pays the subadvisory fees, and therefore any change in the proposed subadvisory fee rates would not have any impact on the amount of fees paid by the Portfolio. The Board indicated that the net investment management fees to be retained by the Manager under the proposed subadvisory arrangements would be reviewed in connection with future annual reviews the Trust’s advisory agreements. Overall, the Board concluded that the proposed subadvisory fee rates under the new subadvisory agreement were reasonable.

Profitability

Because the engagement of GSAM with respect to the Portfolio is new, there is no historical profitability with regard to the proposed subadvisory arrangements with the Portfolio. As a result, the Board did not consider this factor. The Board noted that profitability would be reviewed annually in connection with any proposed future renewal of the Trust’s investment management agreement or the subadvisory agreement for the Portfolio.

Economies of Scale

The Board noted that the proposed subadvisory fee schedules for the Portfolio contained breakpoints that reduce the fee rate on assets above specified levels. The Board also noted that it would consider economies of scale in connection with the annual approval review of advisory agreements.

Other Benefits to the Subadviser or its Affiliates from Serving as Subadviser

The Board considered potential ancillary benefits that might be received by GSAM and its affiliates as a result of its relationships with the Portfolio. The Board concluded that the potential benefits to be derived by GSAM included the ability to use soft dollar credits, brokerage commissions received by affiliates of GSAM, as well as the potential benefits consistent with those generally resulting from an increase in assets under management, specifically, potential access to additional research resources and benefits to the reputation. The Board concluded that the benefits to be derived by GSAM were consistent with the types of benefits generally derived by subadvisers to mutual funds.

Conclusion
After consideration of these factors, the Board concluded that the approval of the subadvisory agreement was in the best interest of the Portfolio and its shareholders.

Terms of the Subadvisory Agreement
Under the Subadvisory Agreement, GSAM is compensated by the Managers (and not the Portfolio) for the portion of assets it manages as follows:

Subadviser	Contractual Subadvisory Fee Rates
GSAM	0.25% of average daily net assets to $250 million; 0.23% of average daily net assets over $250 million but not exceeding $750 million; 0.21% of average daily net assets exceeding $750 million

The Subadvisory Agreement provides that, subject to the supervision of the Managers and the Board, GSAM is responsible for managing the investment operations of a portion of the Portfolio’s assets and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, GSAM will provide the Managers with all books required to be maintained by an investment subadviser and will render to the Trustees such periodic and special reports as the Board may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust's management agreement with the Managers, and (3) the Subadvisory Agreement may be terminated at any time by GSAM or by the Managers on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, GSAM will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

MANAGEMENT OF THE TRUST

The Managers

AST Investment Services, Inc. (ASTI) One Corporate Drive, Shelton, Connecticut, and Prudential Investments LLC (PI and, together with ASTI, the Managers) Gateway Center Three, 100 Mulberry Street, Newark, New Jersey, serve as investment managers of the Trust. As of December 31, 2010, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $146.1 billion.

The Managers serve under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the 1940 Act. The Management Agreement was last approved by the Trustees, including a majority of the Independent Trustees, on June 24-25, 2010.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust, the Managers, subject to the supervision of the Board and in conformity with the stated policies of the Trust, manages both the investment operations of the Portfolio and the composition of the Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Managers are obligated to keep certain books and records of the Trust. The Managers are authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Managers have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Managers review the performance of the subadvisers and make recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Managers also administer the Trust's corporate affairs and, in connection therewith, furnish the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust's custodian, and the Trust's transfer agent. The management services of the Managers to the Trust are not exclusive under the terms of the Management Agreement and the Managers are free to, and do, render management services to others.

In connection with the management of the corporate affairs of the Trust, the Managers bear the following expenses:

•	the salaries and expenses of all of their and the Trust's personnel except the fees and expenses of Trustees who are not affiliated persons of the Managers or any subadviser;
•	all expenses incurred by the Managers or the Trust in connection with managing the ordinary course of the Trust’s business, other than those assumed by the Trust as described below; and
•	the fees, costs and expenses payable to any investment subadvisers pursuant to subadvisory agreements between the Managers and such subadvisers.

Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:

•	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Managers;
•	the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
•

the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Managers in connection with its obligation of maintaining required records of the Trust and of pricing the Trust's shares;

•	the charges and expenses of the Trust's legal counsel and independent auditors;
•	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
•	all taxes and corporate fees payable by the Trust to governmental agencies;
•	the fees of any trade associations of which the Trust may be a member;
•	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
•	the cost of fidelity, directors and officers and errors and omissions insurance;

•

the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the Commission and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;

•	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders;
•	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.

The Management Agreement provides that the Managers will not be liable for any error of judgment by the Managers or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Managers or a portfolio by the Board or vote of a majority of the outstanding voting securities of the portfolio (as defined in the 1940 Act) upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

Fees payable under the Management Agreement are computed daily and paid monthly. The Managers may from time to time waive all or a portion of their management fee and subsidize all or a portion of the operating expenses of the Trust. Fee waivers and subsidies will increase the Trust’s total return. These voluntary waivers may be terminated at any time without notice.

The table below sets forth the applicable fee rate and the management fees received by the Managers from the Portfolio for the last completed fiscal year.

Portfolio	Fee Rate Paid to AllianceBerstein	Fees for the fiscal year ended December 31, 2010
AST Goldman Sachs Large-Cap Value Portfolio (Formerly the AST AllianceBernstein Growth and Income Portfolio)	0.75%	$6,293,214

Information about PI and ASTI
PI and ASTI are both wholly-owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential's address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. ASTI is organized as a Connecticut corporation.

Directors and Officers of PI and ASTI

 The principal occupations of the directors and principal executive officers PI are set forth below. The address of each person is c/o Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

PI:

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Kathryn L. Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; Executive Vice President (since December 2008) of Prudential Investment Management Services LLC; Member of the Board of Directors of Jennison Associates LLC (since November 2010); formerly Vice President (February 1999-April 2006) of Prudential Investment Management Services LLC; formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (May 2003-June 2005) and Director (May 2003-March 2006) and Executive Vice President (June 2005-March 2006) of AST Investment Services, Inc.; Member of Board of Governors of the Investment Company Institute.

Valerie M. Simpson	Chief Compliance Officer	Chief Compliance Officer (since April 2007) of PI and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.
Grace C. Torres	Assistant Treasurer and Senior Vice President

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

M. Sadiq Peshimam	Assistant Treasurer	Vice President (since 2005) of Prudential Investments LLC.
Peter Parrella	Assistant Treasurer	Vice President (since 2007) and Director (2004-2007) within Prudential Mutual Fund Administration; formerly Tax Manager at SSB Citi Fund Management LLC (1997-2004).

Set forth below are the names, titles and principal occupations of the officers and directors of ASTI. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883.

ASTI:

Name	Position with ASTI	Principal Occupations
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge, and Director (since June 2005) of AST Investment Services, Inc.; Vice President of Prudential Investments LLC
Kathryn L. Quirk	Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.

Scott E. Benjamin	Director and Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Robert M. Falzon	Treasurer

Treasurer (since January 2010) of AST Investment Services, Inc.; Senior Vice President (since January 2010) of Prudential Financial, Inc.; Senior Vice President (since January 2010) of The Prudential Insurance Company of America.

John T. Fleurant	Controller	Controller (since January 2010) of AST Investment Services, Inc.; Treasurer (since January 2010) of The Prudential Insurance Company of America.

Custodian

PFPC Trust Company (PFPC), 301 Bellevue Parkway, Wilmington, Delaware 19809 serves as Custodian for the Portfolio’s securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with AST. Subcustodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent
Since January 1, 2009, Prudential Mutual Fund Services (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, has served as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

For the most recently completed fiscal year ended December 31, 2010, the Portfolio incurred approximately the following fees for services provided by PMFS:

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Portfolio	Amount Paid
AST Goldman Sachs Large-Cap Value Portfolio (Formerly the AST AllianceBernstein Growth and Income Portfolio)	$3,000

The Board appointed BNY Mellon Asset Servicing (BNY) as sub-transfer agent to the Portfolio. PMFS has contracted with BNY, 301 Bellevue Parkway, Wilmington, Delaware, 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate PNC for such services.

Brokerage

The Portfolio paid the following commissions to affiliated broker dealers for the fiscal year ended December 31, 2010:

Portfolio	Amount Paid
AST Goldman Sachs Large-Cap Value Portfolio (Formerly the AST AllianceBernstein Growth and Income Portfolio)	$0

Shareholder Proposals

The Trust, as a Massachusetts business trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1040 Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Annual and Semi-Annual Reports
The Trust’s annual and semi-annual reports are sent to shareholders. Only one report is delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Trust's most recent annual and semi-annual reports may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 225-1852 (toll free).

Shareholder Information
Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

Deborah A. Docs

Secretary

Dated: June __. 2011

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ADVANCED SERIES TRUST

AST Goldman Sachs Large-Cap Value Portfolio (formerly, AST AllianceBernstein Growth and Income Portfolio)

SUBADVISORY AGREEMENT

Agreement made as of this 11th day of April, 2011 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (GSAM or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and
WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and
NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall provide investment advisory services to such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Trust’s valuation procedures as provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission) that relate to the investment advisory services being provided by the Subadviser to the extent the Subadviser is required by law or regulation to be preparer and filer of such reports.  Notwithstanding the foregoing, the Subadviser shall have no responsibility to monitor compliance limitations or restrictions specifically applicable to such portion of the Trust’s portfolio delegated to the Subadviser unless such limitations or restrictions are provided to the Subadviser either in writing or in the Prospectus. The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities, instruments and futures contracts to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.
On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.
(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it for the assets delegated under this Agreement as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.
(v) The Co-Managers will authorize the Trust’s Custodian to honor orders and instructions by employees of the Subadviser designated by the Subadviser to settle transactions in respect of the Portfolio.
(vi) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.
(vii) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.
(viii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.
(b) [RESERVED]
(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a)(iv) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a)(iv) hereof.
(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance policies and procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.
(e) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with the maintenance of material compliance procedures pursuant to paragraph 1(d) hereof as the Co-Managers may reasonably request.
(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio pursuant to the Subadviser’s proxy voting policy, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.
(g) The Subadviser agrees to use reasonable efforts (i) to monitor whether market quotations are readily available for the Trust’s portfolio securities and whether those market quotations are reliable for purposes of internally valuing the Trust’s portfolio securities and determining the Trust’s net asset value per share; and (ii) to promptly notify the Co-Managers upon the occurrence of any significant event with respect to any of the Trust’s portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued. The Co-Managers and the Trust acknowledge and agree that (i) the Subadviser shall not be deemed a substitute for any independent pricing agent and/or valuation committee of the Trust pursuant to the Trust’s Fair Valuation Policies and Procedures; and (ii) none of the information which the Subadviser provides the Co-Managers hereunder shall be deemed to be the official books and records of the Fund for tax, accounting or any other purposes.

Valuation levels for the assets listed in the monthly account statements delivered to the Co-Managers by the Subadviser will reflect the Subadviser's good faith effort to ascertain fair market levels (including accrued income, if any) for the securities and other assets in the portion of the Trust’s portfolio delegated to the Subadviser based on pricing and valuation information believed by the Subadviser to be reliable for round lot sizes.  These valuation levels may not be realized by the Trust upon liquidation of the assets delegated to the Subadviser under this Agreement.
2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).
3. For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.
4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 200 West Street, New York, New York, 10282-2198, Attention: Greg Wilson, Managing Director.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement and subject to satisfaction of applicable regulatory requirements, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, and reports to shareholders which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects to such reference to the Subadviser in writing five business days (or such other time as may be mutually agreed) after receipt thereof. During the term of this Agreement, the Co-Managers also agree to (i) furnish the Subadviser, upon Subadviser’s request, representative samples of marketing and sales literature and other materials that expressly reference the Subadviser prior to final production and use or distribution of such literature and materials and (ii) not to use or distribute any such literature or materials if the Subadviser reasonably objects in writing within four (4) business days (or such other period as may be mutually agreed) after Subadviser’s receipt thereof. The Subadviser’s right to object to such literature and materials and provide proposed revisions is limited solely to the portions of such literature and materials that expressly relate to the Subadviser. Notwithstanding the forgoing, advance review and approval shall not be required from the Subadviser with respect to: (i) sales literature, applications, confirmation statements, account statements, or forms in which the Subadviser is only referenced in a listing of advisors to the Trust or the name of the specific series of the Trust subadvised by GSAM is only referenced in a listing or short description of relevant variable insurance product investment options; (ii) web pages that solely refer to the name of the specific series of the Trust subadvised by GSAM and such series’ investment performance and/or portfolio holdings and that do not provide additional information relating to such series or GSAM; (iii) literature or materials that are based upon literature or materials that were previously approved by Subadviser where no material changes have been made to such previously approved literature or materials; or (iv) other materials as agreed upon mutually by the Co-Managers and the Subadviser. Notwithstanding the foregoing, for any literature or materials that are submitted to GSAM for its advance review and written approval in accordance with this Section 7, if GSAM does not, within four (4) business days of its receipt thereof, expressly disapprove in writing or request in writing that specific changes be made to specific pieces of literature or other materials, then such pieces of literature or other materials shall be deemed approved by GSAM. If the Co-Managers or their affiliates agree in writing to incorporate into such literature or materials the specific changes requested by Subadviser, the Co-Managers and their affiliates shall not be required to re-submit such literature or materials to Subadviser for its review or approval. The Co-Managers further agree to use their reasonable best efforts to ensure that materials prepared by their employees or agents or their affiliates that refer to the Subadviser in any way are consistent with those materials previously approved by the Subadviser as referenced in the first sentence of this paragraph. All such prospectuses, proxy statements, reports to shareholders, marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public which make reference to the Subadviser may be furnished to the Subadviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery.

It is understood that “Goldman, Sachs & Co." or "Goldman Sachs" or any derivative names or logos associated with such name are the valuable property of the Subadviser, that the Trust has the right to include such phrase as a part of the name of the series of the Trust managed by the Subadviser or for any other purpose only so long as this Agreement shall continue, and that GSAM does, in fact, consent to the use of such name as a part of the name of the series of the Trust identified herein. Subadviser represents and warrants that the inclusion of “Goldman, Sachs & Co.” or "Goldman Sachs" in the name of the series of the Trust identified herein shall not: (i) infringe the title or any patent, copyright, trade secret, trademark, service mark, or other proprietary right of any third party ;and (ii) violate the terms of any agreement or other instrument to which Subadviser or any of its affiliates is a party.

8. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.
9. This Agreement shall be governed by the laws of the State of New York.
10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC
By:     /s/ Timothy Cronin
Name:     Timothy Cronin
Title:      Senior Vice President
AST INVESTMENT SERVICES, INC.
By:     /s/ Timothy Cronin
Name:     Timothy Cronin
Title:      President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:     /s/ Marie M. O’Neill
Name:     Marie M. O’Neill
Title:      Managing Director

A- 5

Exhibit A

SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by Goldman Sachs Asset Management, L.P. (GSAM), Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay GSAM an advisory fee (the “Fixed Fee”) on the net assets managed by GSAM that is equal, on an annualized basis, to the following:

1.	Fixed Fee will be calculated monthly in arrears for each calendar month by the Co-Managers and forwarded to the Subadviser.

2.	The Co-Managers generally will attempt to pay in good faith the Fixed Fee through electronic method in USD within 30 business days following the end of each month.

3.	The Sub-Adviser will not be required to send an invoice to the Co-Managers for the Fixed Fee.

4.	Annual Fixed Fee Rate will be as follows:

Portfolio Name

AST Goldman Sachs Large-Cap Value Portfolio

Advisory Fee

Average Daily Account Valuation	Annual Fixed Fee Rate
First USD 250 million	25 bps, (0.25%)
Next USD 500 million	23 bps, (0.23%)
Balance above USD 750 million	21 bps, (0.21%)

5.	Fixed Fee will be rounded to the nearest penny.

Fixed Fee will be prorated as appropriate for the initial calendar month and upon termination.

6.

Monthly Fixed Fee = (Year to Date Average of Daily Net Assets thru Current Month End * Annual Fee Structure / Number of Days in Year * Year to Date Number of Days thru Current Month End) LESS (Year to Date Average of Daily Net Assets thru Prior Month End * Annual Fee Structure / Number of Days in Year * Year to Date Number of Days thru Prior Month End)

Dated as of April 11, 2011.

          B- 6

MANAGEMENT OF GOLDMAN SACHS ASSET MANAGEMENT, L.P. (GSAM)

Goldman Sachs Asset Management, L.P. (GSAM) has been providing investment advisory services to investment companies and institutional clients since 1989. As of March 31, 2011 GSAM and its affiliates managed assets totaling approximately $714.7 billion. GSAM’s address is 200 West Street, New York, NY 10282.

The table below lists the name, address, position with and principal occupation during the past five years for the principal executive officers of GSAM.

Name and Address*	Title	Principal Occupation
Ellen Porges	Managing Director	General Counsel, Investment Management Division (Chief Legal Officer) since 2003
Timothy Joseph O’Neill	Managing Director	Co-Head, Investment Management Division (Co-Chief Executive Officer) since 2008
Judith L. Shandling	Managing Director	Chief Compliance Officer since 2010
Edward C. Forst	Managing Director	Co-Heard, Investment Management Divisions (Co-Chief Executive Officer) since 2010
Eric Scott Lane	Managing Director	Chief Operating Officer, Investment Management Division since 2009

*   The address of each person listed above is 200 West Street, New York, NY 10282.

          B- 7

Exhibit B

COMPARABLE FUNDS FOR WHICH GSAM SERVES AS INVESTMENT ADVISER OR SUB-ADVISER

Fund*	$ Assets (as of 12/31/2010 )	Annual Fee Paid to GSAM (as a percent of average daily net assets)
GS Large Cap Value Fund	$ 2,662.1 million	0.75% on the first $1 billion 0.68% on the next $1 billion 0.65% on the next $3 billion 0.64% on the next $3 billion 0.63% over $8 billion
GS VIT Large Cap Value Fund	$672.2 million	0.75% on the first $1 billion 0.68% on the next $1 billion 0.65% on the next $3 billion 0.64% on the next $3 billion 0.63% over $8 billion
Representative Account #1	$803.5 million	0.35% on the first $500 million 0.33% on the next $500 million 0.30% over $1 billion

*Comparable fund is defined as an advised or subadvised mutual fund registered under the Investment Company Act of 1940 with a comparable strategy to the Portfolio. We do not include hedge funds, separate accounts, pension funds, institutional funds, or any other type of investment fund for which GSAM provides investment advisory services in this definition.

          C- 8

SHAREHOLDER INFORMATION

(Record Date: End of business, April 29, 2011)